MONTEREY HOMES CORPORATION
                           6613 NORTH SCOTTSDALE ROAD
                                    SUITE 200
                            SCOTTSDALE, ARIZONA 85250

                           --------------------------

                           NOTICE AND PROXY STATEMENT
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 16, 1998

                           --------------------------

To Our Stockholders:

         The Management of Monterey Homes Corporation cordially invites you to attend a Special Meeting of Stockholders to be held at 9:00 a.m., on Wednesday, September 16, 1998, at the Company's principal executive offices, 6613 North Scottsdale Road, Scottsdale, Arizona for the following purposes:

         1. To amend the Company's Amended and Restated Articles of Incorporation to change the name of the Company to "Meritage Corporation";

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on July 30, 1998 (the "Record Date"), to receive notice of and to vote at the Special Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Special Meeting only if the holder is present at the meeting in person or by valid proxy.


                                By Order of the Board of Directors



Scottsdale, Arizona             Larry W. Seay
__________, 1998                Vice President-Finance, Chief Financial Officer,
                                Secretary and Treasurer




                                    IMPORTANT

          TO ASSURE REPRESENTATION, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID ENVELOPE IS
                   PROVIDED FOR MAILING IN THE UNITED STATES.

                           MONTEREY HOMES CORPORATION
                           6613 NORTH SCOTTSDALE ROAD
                                    SUITE 200
                            SCOTTSDALE, ARIZONA 85250

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

         This Proxy Statement and the accompanying Proxy and Notice of Meeting of Shareholders are furnished to holders of common shares (the "Common Shares") of Monterey Homes Corporation (the "Company") in connection with the solicitation by its Board of Directors (the "Board") of proxies to be used at the Special Meeting of Shareholders of the Company (the "Meeting") to be held on September 16, 1998 at 9:00 a.m. at the Company's principal executive offices in Scottsdale, Arizona, and at any postponements or adjournments thereof. Only those shareholders of record at the close of business on July 30, 1998 will be entitled to receive notice of, and to vote at, the Meeting. Copies of this Proxy Statement and the accompanying Proxy and Notice of Meeting of Shareholders are first being mailed to shareholders on or about August 5, 1998.

         All Common Shares represented by each properly executed Proxy received by the Board pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the Proxy. If no directions have been specified on a Proxy, the Common Shares represented by the Proxy will be voted in accordance with the Board's recommendation, which is:

         "FOR" the amendment of the Company's Amended Articles of Incorporation to change the name of the Company to "Meritage Corporation".

         Management knows of no other matters that may properly be brought, or which are likely to be brought, before the Meeting. However, if any other matters are properly brought before the Meeting, the persons named as proxies in the accompanying Proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Without affecting any vote previously taken, a shareholder signing and returning a Proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in a writing mailed to Larry W. Seay, Secretary of the Company, at the Company's executive offices at 6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona, 85250, by executing a subsequent Proxy, or by attending the Meeting and giving notice of such revocation in person to the inspector of elections at the Meeting. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

Voting Securities Outstanding

         The presence, in person or by proxy, of the holders of a majority of the Common Shares issued and outstanding on July 30, 1998, is necessary to constitute a quorum at the Meeting. As of the Record Date, the Company had _________________Common Shares issued and outstanding.

         Each shareholder is entitled to one vote for each Common Share held. Common Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against," or "Withhold Authority" or they are not marked at all. Broker/dealers who hold their customers' Common Shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters which, under such rules, typically include the election of directors and the ratification of the selection of independent public accountants, but broker/dealers may not vote such Common Shares on other matters without specific instructions from the customers who own such Common Shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies also count toward the establishment of a quorum. The effect of an abstention or broker non-vote on each of the matters to be voted upon at the meeting is the same as a "no" vote.

         All costs of a solicitation of the Proxies will be borne by the Company. Solicitation will be made by mail. Proxies may be further solicited at no additional compensation by officers, directors or employees of the Company by telephone, written communication or in person. Upon request, the Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of Common Shares of the Company. No solicitation will be made by specifically engaged employees or other paid solicitors.

                              SECURITY OWNERSHIP OF
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth, as of July 30, 1998, the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by (i) each person known by the Company to beneficially own more than 5% of such stock, (ii) all directors of the Company, (iii) all directors and executive officers of the Company as a group.


                                                             Shares
    Name and Address of Beneficial Owner(1)               Beneficially          Percent Owned(3)
    ---------------------------------------                 Owned(2)            ----------------
                                                            --------
William W. Cleverly                                        742,890(4)                13.7%
Steven J. Hilton                                           739,557(4)                13.6%
John R. Landon                                             722,223(4)(5)             13.5%
Alan D. Hamberlin                                          368,235(6)                 6.4%
Robert G. Sarver                                           146,200(7)                 2.7%
C. Timothy White                                             5,800(7)                  *
Ray Oppel                                                      ---                     *
Larry W. Seay                                                2,000(8)                  *
Richard T. Morgan                                            4,500(8)                  *
All directors and executive officers
as a group (9 persons)                                   2,731,405                   50.2%

-------------
*        Represents less than 1%.

(1) The address for each beneficial owner is c/o Monterey Homes Corporation, 6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250.
(2) Includes, where applicable, shares of Common Stock owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or the power of disposition.
(3) The percentages shown include the shares of Common Stock actually owned as of July 30, 1998, and the shares which the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock which the identified person or group had the right to acquire within 60 days of July 30, 1998, upon exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(4) Includes 55,556 shares currently issuable upon exercise of outstanding stock options.
(5) Includes 666,667 shares owned with Eleanor Landon, spouse, as tenants-in-common.
(6) Includes 12,633 shares of Common Stock indirectly beneficially owned by Mr. Hamberlin through a partnership and 355,602 shares of Common Stock currently issuable to Mr. Hamberlin upon exercise of outstanding stock options.
(7) Includes 2,500 shares currently issuable upon exercise of outstanding stock options.
(8) Includes 2,000 shares currently issuable upon exercise of outstanding stock options.

                           AMENDMENT TO THE COMPANY'S
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                               TO CHANGE ITS NAME


         The Board recommends that the Shareholders approve a resolution to amend Article I of the Company's Articles of Incorporation to change the name of the Company from "Monterey Homes Corporation" to "Meritage Corporation". The Board believes it is in the best interest of the Company to change the corporate name to more clearly convey a consistent overall image and identity as it grows through diversification of product types and geographic scope, while retaining the ability to operate under separate brand names in individual markets. Homebuilding operations in Arizona and Texas will continue under the brand names Monterey Homes and Legacy Homes, respectively, while the recently acquired Sterling Homes will operate under the Meritage Homes name.

         If approved by the Shareholders, the amendment will become effective upon filing a Certificate of Amendment with the Maryland Secretary of State which filing is expected to be made shortly after the Meeting. However, the
Board  of  Directors  will  be  authorized,   without  a  further  vote  of  the
Shareholders, to abandon the name change and determine not to file the certificate of amendment if the Board concludes that such action would be in the best interest of the Company and its Shareholders.

         If the proposed name change is adopted, it is the intent of the Company to use the name "Meritage Corporation" in its communications with Shareholders and the investment community. The Company's common stock will continue to be traded under the symbol MTH on the New York Stock Exchange.

         Shareholders will not be required to exchange any outstanding share certificates for certificates containing the Company's new name. Share certificates reflecting the name Meritage Corporation will be issued upon any purchase, sale or other disposition of shares following the effective date of the name change.


Proposal

         Shareholders are requested to approve the following resolution to amend the Amended and Restated Articles of Incorporation of the Company:

         RESOLVED, that Article I of the Company's Amended and Restated Articles of Incorporation be, and it hereby is, amended to read as follows:

         FIRST: The name of the corporation (which is hereinafter called the "Corporation") is Meritage Corporation.

Recommendation and Vote

         Approval of the amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company will require the affirmative vote of a majority of the Common Shares issued and outstanding as of the record date.

         The Board of Directors recommends that shareholders vote "FOR" the approval of the adoption of the amendment to the Company's Amended and Restated Articles of Incorporation to change its name to Meritage Corporation.
                                       6